Exhibit 99.1

Trilogy Metals Reports First Quarter Fiscal 2019 Financial Results

VANCOUVER, April 9, 2019 /CNW/ - Trilogy Metals Inc. (TSX / NYSE American: TMQ) ("Trilogy Metals" or "the Company") announces its financial results for the first quarter ended February 28, 2019.  Details of the Company's financial results are contained in the interim unaudited consolidated financial statements and Management's Discussion and Analysis which will be available on the Company's website at www.trilogymetals.com, on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. All amounts are in United States dollars unless otherwise stated.

Highlights

  Strong working capital position of $29.8 million and cash on hand of $30.0 million.
  South32 Limited ("South32") has funded $31.0 million over the three year option period and has until January 2020 to exercise the option to form the joint venture.
  2019 budgets totalling $18.2 million for the Arctic Project, the Bornite Project and Regional or District Exploration.

Outlook

As previously announced, the approved budgets for the fiscal year ending November 30, 2019 total $18.2 million for the Company's project activities at the Upper Kobuk Mineral Projects ("UKMP") and for exploration.  At the Bornite Project, we anticipate drilling approximately 7,900 meters in approximately 12 drill holes with the objective to infill and extend the underground resource.  At the Arctic Project, we anticipate the need for further drilling inside the open pit to support feasibility level geotechnical and hydrology analysis required for the mine plan. Work will be focused on completing a feasibility study at Arctic with results anticipated to be released in the first half of 2020.  The Company also plans to execute a regional or district exploration program during this field season.  Plan are in progress to complete an aerial EM geophysics survey this spring over the Company's 100 Km long Volcanogenic Massive Sulphide ("VMS") belt and, with that information, prepare for exploration drilling of certain targets this summer.  The Company has started obtaining proposals for necessary contracts, engaging with local communities for the hiring of seasonal staff and working on maintenance activities at its remote camp to ready the site for this year's busy field season.

Project Activities

Arctic Project

In a press release dated January 31, 2019, the Company announced that our Board of Directors approved a $7.0 million budget for the 2019 Arctic program, focusing on feasibility level engineering and environmental work with a view to completing a feasibility study in the first half of 2020, and to prepare the project for permitting.  During the first quarter, the Company commenced preparations for the summer field season at the Arctic Project in addition to ongoing metallurgical studies.  The Company will continue to advance engineering and environmental work in 2019 in support of completing a feasibility study. We plan to undertake additional hydrological and geotechnical work at the site this summer along with water management, tailings facility and waste rock containment analysis and design during the second half of the year. Additional metallurgical test work to verify ore hardness and grinding characteristics is currently on-going.

Bornite Project

In a press release dated December 13, 2018, the Company announced the final set of drill results at the Bornite Project from the 2018 exploration drill program. Assay results from these 5 remaining drill holes comprising approximately 3,024 meters from the 10,123-meter 2018 program show significant copper mineralization.

In a press release dated January 31, 2019, the Company announced that the Board of Directors approved a $9.2 million budget for the 2019 Bornite program, focusing on additional exploration drilling consisting of a combination of infill and expansion drilling of the known deposit.  South32 Limited committed to fund the entire $9.2 million budget and funds were received during the first quarter maintaining the Option Agreement as defined below in good standing.

In a press release dated March 5, 2019, the Company announced additional copper-cobalt metallurgical results for the Bornite Project.  Nine individual metallurgical samples have been evaluated for the recovery of copper and cobalt and the production of saleable copper concentrates.  Results are consistent with previous test results and significantly expand the metallurgical database for the project.  Hardness testing of the nine samples shows the materials are of soft to moderate hardness with copper recoveries ranging from 80.2% to 94.5% and averaged 89.7% for eight of the nine composites.  Copper concentrate grades range from 24.5% to 34.5% Cu and averaged 27.6% Cu.  Copper concentrate quality is shown to be very good with low levels of penalty elements.  Cobalt has been shown to be readily recoverable to a pyrite concentrate with grades of this concentrate in the range of 700 to 4500 g/t cobalt.  Plans are being made for the next stage of work to determine the optimal method to recover cobalt from the pyrite concentrate.

Regional Exploration Project

In a press release dated February 6, 2019, the Company announced an approved new Regional Exploration budget of $2.0 million, in addition to the $16.2 million already approved for the 2019 Bornite and Arctic Projects.  The Company and South32 have agreed to equally fund the Regional Exploration budget.  Funds were received during the first quarter from South32 for their $1.0 million contribution, which is in excess of the $30 million in option payments. The Regional Exploration program will be focused on identifying and testing new drill targets within the Ambler VMS Belt.

Selected Results

The following selected financial information is prepared in accordance with U.S. GAAP.

in thousands of dollars, except for per share amounts
Three months ended
Selected expenses	February 28, 2019 $	February 28, 2018 $
General and administrative	492	345
Mineral properties expense	1,535	1,131
Professional fees	91	159
Salaries	281	229
Salaries – stock-based compensation	1,939	922
Total expenses	4,458	2,828
Loss on held for trading investments	-	135
Loss and comprehensive loss for the period	4,336	2,946
Basic and diluted loss per common share	$0.03	$0.03

For the three months ended February 28, 2019, Trilogy reported a net loss of $4.3 million (or $0.03 basic and diluted loss per common share) which was higher than the net loss of $2.9 million for the corresponding period in 2018 (or $0.03 basic and diluted loss per common share). The first quarter 2019 differences, when compared to the first quarter 2018 are mostly due to factors discussed below.

During the three months ended February 28, 2018, the Company sold 1,360,000 (2017 – 410,000) common shares of Goldmining Inc. ("GMI") for proceeds of $1.4 million and recorded a loss on held for trading investments of $0.14 million. There are no comparable figures for the period ended February 28, 2019 as the remaining investment in GMI was fully disposed of during fiscal 2018.

Other differences noted for the comparable period were i) an increase in general and administrative expenses of $0.15 million consisting mostly of $0.04 million in travel costs related to conference attendance and $0.11 million in stock exchange and regulatory fees; ii) an increase of $0.4 million in mineral properties expense mostly consisting of geochemistry work during the first quarter 2019 related to the Arctic Corescan project, waste water system design costs and set up costs incurred for the new warehouse in Fairbanks; iii) a decrease in professional fees as the comparative period included legal and accounting fees for the base shelf prospectus for which there are no comparable figures for the first quarter 2019; iv) an increase in salaries due to new hires during the second half of fiscal 2018; v) an increase in stock-based compensation due to a higher share price contributing to an overall greater fair value for options granted during the first quarter 2019; and vi) a quarter of the December 5, 2018 stock option grant fully vested at the grant date, which further contributed to the increase in stock-based compensation when compared to the first quarter 2018.

Liquidity and Capital Resources

At February 28, 2019, we had $30.0 million in cash and cash equivalents and working capital of $29.8 million. The increase in cash and working capital was a result of fully receiving the $9.2 million Year 3 funding from South32 as well as an additional $1.0 million for the regional exploration program discussed above.

We expended $3.2 million on operating activities during the three months ended February 28, 2019 compared with $4.3 million for operating activities for the same period in 2018. Most cash spent on operating activities during all periods was expended on mineral property expenses, general and administrative, salaries and professional fees.

The Company continues to fund its cash expenditures through its working capital and funding from South32. The Company will need to raise additional funds to support its operations and administration expenses in the future. Future sources of liquidity may include debt financing, equity financing, convertible debt, exercise of options, or other means. The continued operations of the Company are dependent on its ability to obtain additional financing or to generate future cash flows.

Qualified Persons

Andrew W. West, Certified Professional Geologist, Exploration Manager for Trilogy Metals Inc., is a Qualified Person as defined by National Instrument 43-101.  Mr. West has reviewed the technical information in this news release and approves the disclosure contained herein.

About Trilogy Metals

Trilogy Metals Inc. is a metals exploration company focused on exploring and developing the Ambler mining district located in northwestern Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic VMS deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high grade copper mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within the Company's land package that spans approximately 143,000 hectares. The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation, that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, the outlook for 2019, anticipated timing and results of a feasibility study on the Arctic Project, the future operating or financial performance of the Company, planned expenditures and the anticipated activity at the UKMP Projects, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration plans and budgets; mineral reserves and resource estimates; timing of the feasibility study; funding by South32; work programs; capital expenditures; timelines; strategic plans; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving the interpretation of drill results, the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties as well as the construction of the access road; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2018 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

The Arctic Technical Report and the Bornite Technical Report have been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy, and Petroleum Definition Standards on Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission ("SEC"), and resource and reserve information contained therein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves". Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility.  Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource" exists or is economically or legally mineable. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Accordingly, information concerning mineral deposits set forth in this press release or the Bornite Technical Report may not be comparable with information made public by companies that report in accordance with U.S. standards.

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SOURCE Trilogy Metals Inc.

View original content: http://www.newswire.ca/en/releases/archive/April2019/09/c4448.html

%CIK: 0001543418

For further information: Company Contacts: Elaine Sanders, President & Chief Financial Officer; Patrick Donnelly, Vice President Corporate Communications & Development, 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 06:30e 09-APR-19